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                                                                   Exhibit 10.18


                  FORM OF AGREEMENT WITH RESPECT TO STOCK OPTION GRANT

To Whom It May Concern:                                     September 24, 1999

         As a condition of, and in consideration for, that certain grant (the "Grant") to you by CallNOW.com, Inc. (the "Company"), dated as of September 24, 1999, of options (the "Options") to purchase ____ shares of the Company's common stock at an exercise price of $2.75 per share (the "Exercise Price"), you hereby agree, that for a period of one year from the date hereof, the compensation committee of the Company's Board of Directors, which is comprised of independent members of the Board of Directors (the "Compensation Committee"), acting in its sole discretion, but only upon a determination by any independent and authoritative third party, including, without limitation, the United States Securities and Exchange Commission, the Internal Revenue Service or the Company's independent auditors, may, in turn, determine that the fair market value of the Company's common stock on September 24, 1999 was in excess of the Exercise Price, upon any such determination by the Compensation Committee, the Exercise Price of the Options shall be increased to the level of such fair market value as determined by the Compensation Committee (the "Re-Set Exercise Price") without further action by either the Compensation Committee or you. However, you will receive notification that the Compensation Committee has taken action with respect to your option. You further understand and hereby agree that upon any such determination, the Re-Set Exercise Price shall become the exercise price of the Options, and that no shares of common stock may be purchased under the Grant at any price other than the Re-Set Exercise Price.

         This Agreement shall supersede and replace any provision of any prior agreements and understandings, both written and oral (including, without limitation, the Grant, or any employment agreement between you and the Company), with respect to the subject matter hereof.

         Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                     Very truly yours,

                                     CALLNOW.COM, INC.

                                     By: _________________________
                                     Christian Bardenheuer
                                     Chairman and Chief Executive Officer



AGREED AND ACCEPTED AS OF THE
DATE HEREINABOVE WRITTEN:


By: __________________
Name: